UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2012

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2012, CNO Financial Group, Inc. (the “Company”) announced that Frederick J. Crawford, age 48, has been named Executive Vice President and Chief Financial Officer, effective January 23, 2012. Mr. Crawford joins the Company from Lincoln Financial Group (a financial services company), where he served as Chief Financial Officer from 2005 - 2010 and as Executive Vice President of Corporate Development and Investments since January 2011. Before joining Lincoln Financial Group, he was with Bank One Corporation, where he was President, Bank One Cincinnati and Northern Kentucky. Mr. Crawford holds a BA degree from Indiana State University and an MBA degree from the University of Iowa. He succeeds Edward Bonach, who became CEO on October 1, 2011, as CFO.

The Company entered into a three-year employment agreement with Mr. Crawford which provides that he will receive the following:

•	an annual salary of $550,000;

•	an annual target bonus opportunity under the Company's pay-for-performance plan of 100% of his annual salary, with a maximum bonus of 200% of his annual salary;

•	a signing bonus of $450,000, which is subject to forfeiture if Mr. Crawford terminates his employment in the first year;

•	an award of 160,000 shares of restricted stock, two-thirds of which shall vest on December 30, 2013 and one-third of which shall vest on December 30, 2014;

•
a grant of options to purchase 36,000 shares of common stock, one-half of which shall vest on December 30, 2013 and one-half of which shall vest on December 30, 2014, with an expiration date of December 30, 2018; and

•
a contribution by the Company to Mr. Crawford's account under the Company's deferred compensation plan of $150,000, such contribution to vest on the third anniversary of his employment with the Company.

A copy of the Employment Agreement with Mr. Crawford is filed as Exhibit 10.1 to this Form 8-K, and a copy of the press release relating to his appointment is filed as Exhibit 99.1 to this Form 8-K. The foregoing summary description of the Employment Agreement is qualified in its entirety by reference to such exhibits.

Item 9.01(d).	Financial Statements and Exhibits.

10.1	Employment Agreement dated as of January 13, 2012 between CNO Financial Group, Inc. and Frederick J. Crawford.
99.1	Press release of CNO Financial Group, Inc. dated January 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: January 18, 2012
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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